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                                                   Deloitte & Touche

October 17, 2003

Oppenheimer Growth Fund
6803 South Tucson Way
Centennial, Colorado 80112

Dear Sirs:

We have reviewed the Agreement and Plan of Reorganization
between Oppenheimer Select Managers, a Massachusetts
business trust, on behalf of its series Oppenheimer Select
Managers Jennison Growth Fund (Jennison) and Oppenheimer
Growth Fund (Growth) which is attached as Exhibit A of
Jennison's Registration Statement under the Securities Act
of 1933 on Form N-14 filed with the Securities and Exchange
Commission on August 20, 2003 concerning the acquisition by
Growth of substantially all of the assets of Jennison
solely for voting shares of beneficial interest in Growth,
followed by the distribution of such shares in exchange for
all of the outstanding shares of Jennison.

Section 368(a)(1)(C), IRC provides that, when determining
whether the exchange is solely for stock, the assumption by
Growth of a liability of Jennison shall be disregarded.

The managements of both Growth and Jennison have
represented to us that there is no plan or intention by any
shareholder of Jennison who owns 5% or more of the
outstanding shares of Jennison and, to the best of their
knowledge, there is no plan or intention on the part of the
remaining shareholders of Jennison to redeem, sell,
exchange, or otherwise dispose of Growth shares to Growth,
other than in the ordinary course of business.

Management of each fund has further represented to us that,
as of the date of the exchange, both Growth and Jennison
will qualify as regulated investment companies or will meet
the diversification test of Section 368(a)(2)(F)(ii), IRC,
and that a significant portion (as contemplated by
Regulation Section 1.368-1(d)(3), IRC) of Jennison's
existing assets will continue to be held beyond the date of
the transaction and liquidated only in the ordinary course
of business.

In our opinion, the federal tax consequences of the
transaction, if carried out in the manner outlined in the
Agreement and in accordance with the above representations,
should be as follows:

Oppenheimer Growth Fund

1  The transactions contemplated by the Agreement should
   qualify as a tax-free "reorganization" within the
   meaning of Section 368(a)(1) of the Internal Revenue
   Code of 1986, as amended, and under the regulations
   promulgated thereunder.

2. Growth and Jennison should each qualify as a "party
   to a reorganization" within the meaning of Section
   368(b)(2).

3. No gain or loss should be recognized by the
   shareholders of Jennison upon the distribution of
   shares of beneficial interest in Growth to the
   shareholders of Jennison pursuant to Section 354.

4. Under Section 361(a) no gain or loss should be
   recognized by Jennison by reason of the transfer of
   its assets solely in exchange for shares of Growth.

5. Under Section 1032 no gain or loss should be
   recognized by Growth by reason of the transfer of
   Jennison assets solely in exchange for shares of
   Growth.

6. The stockholders of Jennison should have the same tax
   basis and holding period for the shares of beneficial
   interest in Growth that they receive as they had for
   the stock of Jennison that they previously held,
   pursuant to Sections 358(a) and 1223(1), respectively.

7. The securities transferred by Jennison to Growth
   should have the same tax basis and holding period in
   the hands of Growth as they had for Jennison,
   pursuant to Sections 362(b) and 1223(1), respectively.

This opinion is based solely upon:

   a. the representations, information, documents,
      and facts that we have included or
      referenced in this opinion letter;
   b. our assumption (without independent
      verification) that all of the representations
      and all of the originals, copies, and
      signatures of documents reviewed by us are
      accurate, true, and authentic;
   c. our assumption (without independent
      verification) that there will be timely
      execution and delivery of and performance as
      required by the representations and documents;
   d. the understanding that only the specific
      Federal income tax issues and tax consequences
      opined upon herein are covered by this tax
      opinion, and no other federal, state, or local
      taxes of any kind were considered;
   e. the law, regulations, cases, rulings, and other
      tax authority in effect as of the date of this
      letter. If there are significant changes in or
      to the foregoing tax authorities (for which we
      shall have no responsibility to advise you),
      such changes may result in our opinion being
      rendered invalid or necessitate (upon your
      request) a reconsideration of the opinion;
   f. your understanding that this opinion is not
      binding on the IRS or the courts and should not
      be considered a representation, warranty, or
      guarantee that the IRS or the courts will
      concur with our opinion; and
Oppenheimer Growth Fund

   g. your understanding that this opinion letter is
      solely for your benefit, is limited to the
      described transaction, and may not be relied
      upon by any other person or entity.

Very truly yours,

/s/ Deloitte & Touche LLP